UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

____________________________________________________________

Date of Report (Date of earliest event reported): June 11, 2009

JUHL WIND, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-141010	20-4947667
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

996 190th Avenue Woodstock, Minnesota	56186
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (507) 777-4310

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

JUHL WIND, INC.

June 15, 2009

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

As previously reported in the Company’s Annual Report on Form 10-K filed with the U. S. Securities and Exchange Commission on March 31, 2009, and in the Company’s Amendment No. 2 to its Registration Statement on Form S-1 filed on April 15, 2009, the Company and the holders of the Company’s Series A Preferred Stock entered into an agreement amending the penalty provisions (including liquidated damages) provided in the Registration Rights Agreement for failure to timely file and obtain effectiveness of a registration statement.  Under such agreement, the Company agreed to issue additional common stock to the holders of the Series A convertible preferred stock at a price equal to 75% of the average of the immediately preceding 20 days’ daily volume weighted average price for the common stock.  This issuance of common stock is in lieu of the liquidated damages set forth under the Registration Rights Agreement and constitutes a waiver and deletion of redemption rights provided by Section 9 of the Company’s Certificate of Designation of Preferences, Rights and Limitations of Series A 8% Convertible Preferred Stock of the Company with the Delaware Secretary of State on June 24, 2008.

On June 11, 2009, the Company filed with the Secretary of State of Delaware an Amended and Restated Certificate of Designation of Preferences, Rights and Limitations of Series A 8% Convertible Preferred Stock to reflect these agreements with the holders of the Series A Preferred Stock.

Item 9.01	Financial Statements and Exhibits

(d)           Exhibits

The financial statements, pro forma financial information and exhibits listed in the following Exhibit Index are filed as part of this current report.

Exhibit No.	Description

3(i)	Amended and Restated Certificate of Designation of Preferences, Rights and Limitations of Series A 8% Convertible Preferred Stock*

*Incorporated by reference to Exhibit No. 3.4 included with Amendment No. 4 to our Registration Statement on Form S-1 (registration no. 333-154617) filed with the U.S. Securities and Exchange Commission on June 12, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 15, 2009	JUHL WIND, INC.

	By:	/s/ John Mitola
John Mitola
President